UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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THE E.W. SCRIPPS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio	31-1223339
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
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312 Walnut Street
Cincinnati, Ohio 45202
(Address, including zip code, of Registrant’s Principal Executive Offices)

THE E.W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN
(Full title of plan)
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William Appleton, Esq.
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202
(513) 977-3997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Shares, $0.01 par value per share	4,000,000 shares	$20.87	$83,480,000	$9,107.67

(1)    Amount to be registered consists of 4,000,000 shares of Class A Common Shares, $0.01 par value per share, of The E.W. Scripps Company (“Class A Common Shares”) which may be issued or sold pursuant to The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended and restated. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Class A Common Shares that may be offered or sold as a result of any adjustments by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding Class A Common Shares.

(2)    Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on NASDAQ on June 14, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 4,000,000 of Class A Common Shares, $0.01 par value per share (“Class A Common Shares”), of The E.W. Scripps Company, an Ohio corporation (“Scripps”) under The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended and restated on May 3, 2021 (the “Plan”). This Registration Statement relates to securities of the same class as that to which the Registration Statement on Form S-8 filed by Scripps with the Securities and Exchange Commission (“SEC”) on May 26, 2010 (SEC File No. 333-167089) (and hereby incorporated by reference) relates.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Scripps with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.    Scripps’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2.    Scripps’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

3.    Scripps’ Current Reports on Form 8-K filed with the SEC on January 8, 2021 (as amended by Form 8-K/A filed with the SEC on March 22, 2021), February 17, 2021, February 18, 2021, February 26, 2021 (as amended by Form 8K/A filed with the SEC on February 26, 2021), March 22, 2021, March 31, 2021, April 1, 2021, May 7, 2021, May 17, 2021and May 19, 2021.

4.    The description of the Class A Common Shares contained in Scripps’ Registration Statement on Form 10 (File No. 000-16914) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed by Scripps pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati and State of Ohio, on June 21, 2021.

THE E.W. SCRIPPS COMPANY

By:	/s/ Jason Combs
Jason Combs
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on June 21, 2021 by the following persons in the capacities indicated.

Signature	Title
/s/ Adam P. Symson Adam P. Symson	President and Chief Executive Officer (Principal Executive Officer)
/s/ Jason Combs Jason Combs	Executive Vice President and Chief Financial Officer
/s/ Daniel W. Perschke Daniel W. Perschke	Vice President, Controller (Principal Accounting Officer)
/s/ Marcellus W. Alexander, Jr.* Marcellus W. Alexander, Jr.	Director
/s/ Charles L. Barmonde* Charles L. Barmonde	Director
/s/ Kelly P. Conlin* Kelly P. Conlin	Director
/s/ Lauren R. Fine* Lauren R. Fine	Director
/s/ John W. Hayden* John W. Hayden	Director
/s/ Anne M. La Dow* Anne M. La Dow	Director
/s/ Wonya Y. Lucas* Wonya Y. Lucas	Director
/s/ R. Michael Scagliotti* R. Michael Scagliotti	Director
/s/ Kim Williams* Kim Williams	Director
*William Appleton, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named directors and officers of The E.W. Scripps Company which have been filed with the Commission on behalf of such directors and officers.

By:	/s/ William Appleton
William Appleton Attorney-in-Fact
June 21, 2021

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

(5)	OPINION REGARDING LEGALITY

5.1	Opinion of William Appleton with respect to the legality of the securities being registered*

(23)	CONSENTS

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of William Appleton (contained in his opinion, which is filed as Exhibit 5.1)*

(24)	POWERS OF ATTORNEY

24.1	Power of attorney for each director signing the Registration Statement*

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*Filed herewith.